Exhibit 10.30

AMENDMENT TO THE

ROTECH HEALTHCARE INC. EMPLOYEES PLAN

Amendment Number 1 to the January 1, 2003 Restatement

WHEREAS, Rotech Healthcare Inc. (the “Company”) established the Rotech Medical Corporation Employees Plan (the “Plan”), effective March 26, 2002; and

WHEREAS, the Plan was renamed the Rotech Healthcare Inc. Employees Plan and was amended and restated in its entirety, effective January 1, 2003; and

WHEREAS, Section 9.01 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, as part of an Internal Revenue Service (the “IRS”) Application for Determination filed for the Plan by the Company, the IRS has requested that the Plan be amended in certain respects to satisfy certain technical requirements under applicable law;

NOW THEREFORE, the Board hereby amends the Plan as follows:

FIRST: Effective for all Plan Years, Section 1.14 of the Plan is hereby amended to read in its entirety as follows:

“Section 1.14 Eligible Rollover Distribution – Any distribution of all or any portion of the balance of a qualified pension plan (within the meaning of Section 3(2) of ERISA) to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more: any distribution to the extent such distribution is required under Section 401(a)(9) of the Code: the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock): and hardship distribution described in Section 40l(k)(2)(B)(i)(IV) of the Code, which are attributable to the Distributee’s elective contributions, under Treasury Regulation §1.401(k) – 1(d)(2)(ii).”

SECOND: Effective for all Plan Years, Sections 1.23 through 1.41 of the Plan are hereby redesignated respectively as Sections 1.24 through 1.42. and Section 1.23 of the Plan is hereby amended to read in its entirety as follows:

“Section 1.23 Highly Compensated Employee - Any Employee who (i) was a 5-percent owner at any time during the year or the preceding year, or (ii) for the preceding year had compensation from the Employer in excess of $80.000 (as such amount shall be adjusted, at the same time and in the same manner as under Section 415(d) of the Code) and, if the Employer so elects, was in the top-paid group for the preceding year.”

THIRD: Effective for all Plan Years, newly revised Section 1.26 of the Plan is hereby amended to read in its entirety as follows:

“Section 1.26 Leased Employee - A person who is not an employee of the Employer or an Affiliated Entity and who provides services to the Employer or an Affiliated Entity if:

(a) such services are provided pursuant to an agreement with the Employer or an Affiliated Entity.

(b) such person has performed such services for the Employer or an Affiliated Entity on a substantially full-time basis for a period of at least 1 year, and

(c) such services are performed under the primary direction or control of the Employer or Affiliated Entity.”

FOURTH: Effective for limitation years beginning under the Plan after December 31, 1997, the second sentence of the first paragraph of Section 3.03 of the Plan is hereby amended to read in its entirety as follows:

“For purposes of this Section 3.03, the term ‘compensation’ shall include the total of a Member’s wages, salary and other remuneration for personal services received during the Plan Year from the Employer and Affiliated Entities, including the amounts of any ‘elective deferrals’ (as defined in Section 402(g)(3) of the Code).”

FIFTH: Effective for all Plan Years, Section 6.04 of the Plan is hereby amended by adding the following sentence to the end of the first paragraph thereof, to read in its entirety as follows:

“Notwithstanding the foregoing, for any Member (other than a Member who is a 5% owner) who attained the age of 70  1/2 after 1995 and before 1999, such Member shall have the option of receiving a distribution of his Plan benefit upon his attaining age 70  1/2 or deferring the receipt of such benefit until his Separation from Service, if later.”

SIXTH: Except as herein provided, the Plan shall remain in full force and effect without further modification.

IN WITNESS WHEREOF, the Board has caused this Amendment Number 1 to be executed this 22 day of November 2005.

ROTECH HEALTHCARE INC.

By:

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